                                                            Exhibit No. 99.13(b)

                                    FORM OF

                                     M F S
                         THE FIRST NAME IN MUTUAL FUNDS

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY
              500 Boylston Street Boston Massachusetts 02116-3741
                                  617 954-5000





                                                              November 30, 1995



MFS Institutional Trust
500 Boylston Street
Boston, MA  02116


Gentlemen:


         In connection with the purchase by the undersigned of _______ Shares of Beneficial Interest (without par value) of each of MFS Institutional Research Fund, MFS Institutional International Equity Fund, MFS Institutional Mid-Cap Growth Fund and MFS Institutional Broad Market Fixed Income Fund, each a series of MFS Institutional Trust, the undersigned hereby represents and warrants to you that it is purchasing said shares as an investment with no intention of reselling said shares until a date at least two years hereafter.

                                             Very truly yours,

                                             MASSACHUSETTS FINANCIAL
                                             SERVICES COMPANY



                                             By:
                                                -------------------------------
                                                A. Keith Brodkin
                                                Chairman